PROSPECTUS SUPPLEMENT Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-204908 Dated June 15, 2015

UBS AG Trigger Phoenix Autocallable Optimization Securities

Linked to the common stock or American depositary shares of a specific company or the shares of a specific exchange traded fund

Investment Description

UBS AG Trigger Phoenix Autocallable Optimization Securities (the “Securities”) are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS” or the “issuer”) linked to the common stock or American depositary shares of a specific company or the shares of an exchange traded fund (the “underlying equity”). The applicable terms of an offering of the Securities will be specified in the relevant final terms supplement you will receive from your financial advisor. The general terms are as follows:

♦	Unless otherwise specified in the relevant final terms supplement, the principal amount of each Security will equal $10.00.

♦

UBS will pay a periodic contingent coupon if the closing price of the underlying equity on the applicable observation date is equal to or greater than the coupon barrier. Otherwise, no coupon will be paid for the relevant period. The observation dates, contingent coupon rate, coupon barrier and the coupon payment dates will be specified in the relevant final terms supplement for your Securities.

♦

UBS will automatically call the Securities if the closing price of the underlying equity on any observation date is equal to or greater than the initial price. If the Securities are called, UBS will pay you the principal amount of your Securities plus the contingent coupon for the relevant period and no further amounts will be owed to you under the Securities.

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If the Securities are not called prior to maturity, UBS will either pay the principal amount of your Securities plus the contingent coupon for the final period or, if the closing price of the underlying equity on the final valuation date is below the specified trigger price, you will be fully exposed to the negative underlying return and UBS will pay you significantly less than the full principal amount, if anything, resulting in a loss on your initial investment that is proportionate to the decline of the underlying equity over the term of the Securities. The trigger price will be specified in the relevant final terms supplement for your Securities and, unless otherwise specified in the relevant final terms supplement, the trigger price will be set equal to the coupon barrier.

Investing in the Securities involves significant risks. You may lose some or all of your principal amount. The contingent repayment of principal only applies if you hold the Securities until maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire initial investment.

Features

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Contingent Coupon — UBS will pay a periodic contingent coupon if the closing price of the underlying equity on the applicable observation date is equal to or greater than the coupon barrier. Otherwise, no coupon will be paid for the relevant period.

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Automatically Callable — UBS will automatically call the Securities and pay you the principal amount of your Securities plus the contingent coupon otherwise due for the relevant period if the closing price of the underlying equity on any observation date is greater than or equal to the initial price. If the Securities are not called, investors will have the potential for downside equity market risk at maturity.

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Contingent Repayment of Principal Amount at Maturity — If the Securities are not previously called and the price of the underlying equity does not close below the trigger price on the final valuation date, UBS will pay you the principal amount per Security at maturity. If the final price of the underlying equity is below the trigger price on the final valuation date, UBS will repay significantly less than the principal amount, if anything, resulting in a loss on your initial investment that is proportionate to the decline in the price of the underlying equity from the trade date to the final valuation date. The contingent repayment of principal only applies if you hold the Securities through maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS.

Notice to investors: the Securities are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the full principal amount of the Securities at maturity, and the Securities can have downside market risk similar to the underlying equity. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the securities if you do not understand or are not comfortable with the significant risks involved in investing in the Securities.

You should carefully consider the risks described under “Key Risks” beginning on page 3 and under “Risk Factors” beginning on page PS-15 of the Trigger Phoenix Autocallable Optimization Securities product supplement before purchasing any Securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Securities. You may lose some or all of your initial investment in the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network.

Security Offering

This prospectus supplement describes the general terms of Securities that we may offer. The applicable terms of any offering of Securities will be specified in the relevant final terms supplement you receive from your financial advisor.

The estimated initial value of the Securities as of the trade date will be specified in the relevant final terms supplement for each offering of the Securities. The estimated initial value of the Securities will be determined on the date of the relevant final terms supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages 3 and 4 of this prospectus supplement.

See “Additional Information about UBS and the Securities” on page ii. The Securities we are offering will have the terms set forth in the Trigger Phoenix Autocallable Optimization Securities (“TPAOS”) product supplement relating to the Securities, the accompanying prospectus, this prospectus supplement and the relevant final terms supplement for your Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this prospectus supplement, the Trigger Phoenix Autocallable Optimization Securities product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

UBS Financial Services Inc.	UBS Investment Bank

Additional Information About UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for the Securities) with the Securities and Exchange Commission, or SEC, for each offering for which this prospectus supplement will relate. Before you invest, you should read these documents and any other documents relating to the Securities that UBS has filed with the SEC for more complete information about UBS and the potential offerings. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	TPAOS Product Supplement dated June 15, 2015:

http://www.sec.gov/Archives/edgar/data/1114446/000119312515222457/d941498d424b2.htm

♦	Prospectus dated June 12, 2015:

http://www.sec.gov/Archives/edgar/data/1114446/000119312515222010/d935416d424b3.htm

This prospectus supplement describes the terms that will apply generally to the Securities. On the trade date, UBS AG will prepare a final terms supplement. The final terms supplement will specify the final economic terms for that issuance of the Securities, including the estimated initial value, and will indicate the identity of the underlying equity and any changes to the general terms specified herein. Attached as Annex A to this prospectus supplement is a form of the final terms supplement which you will receive after the trade is executed on the trade date. You will also receive a preliminary terms supplement in much the same form, except providing indicative ranges for the estimated initial value of the Securities and for the trigger price, coupon barrier or contingent coupon rate depending on your selection of terms. Any final terms supplement should be read in connection with this prospectus supplement, the TPAOS product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Trigger Phoenix Autocallable Optimization Securities” or the “Securities” refer to the Securities that will be offered hereby. Also, references to the “TPAOS product supplement” mean the UBS product supplement, dated June 15, 2015, and references to “accompanying prospectus” mean the UBS prospectus, titled “Debt Securities and Warrants,” dated June 12, 2015.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

Prospectus Supplement

ii

Investor Suitability

The Securities may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦

You can tolerate a loss of all or a substantial portion of your initial investment and are willing to make an investment that may have the same downside market risk as an investment in the underlying equity.

♦	You believe the final price of the underlying equity is not likely to be below the trigger price.

♦	You believe the closing price of the underlying equity will be equal to or greater than the coupon barrier on the specified observation dates (including the final valuation date).

♦	You understand and accept that you will not participate in any appreciation in the price of the underlying equity and that your potential return is limited to any contingent coupons.

♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying equity.

♦	You are willing to forgo dividends paid on the underlying equity.

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You are willing to invest in the Securities based on the contingent coupon rate range or the trigger price/coupon barrier range (as applicable) that will be specified in the relevant preliminary terms supplement.

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You are willing to invest in securities that may be called early and are otherwise willing and able to hold such securities to maturity, and accept that there may be little or no secondary market for the Securities.

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You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

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You understand that the estimated initial value of the Securities determined by our internal pricing models will be lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the Securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The Securities may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦	You require an investment designed to provide a full return of principal at maturity.

♦

You cannot tolerate a loss of all or a substantial portion of your initial investment, and you are not willing to make an investment that may have the same downside market risk as an investment in the underlying equity.

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You believe that the price of the underlying equity will decline during the term of the Securities and is likely to close below the coupon barrier on the specified observation dates and below the trigger price on the final valuation date.

♦	You seek an investment that participates in the full appreciation in the price of the underlying equity or that has unlimited return potential.

♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying equity.

♦	You prefer to receive the dividends paid on the underlying equity.

♦

You are not willing to invest in the Securities based on the contingent coupon rate range or the trigger price/coupon barrier range (as applicable) that will be specified in the relevant preliminary terms supplement.

♦

You are unable or unwilling to hold securities that may be called early or are otherwise unable or unwilling to hold such securities to maturity, and seek an investment for which there will be an active secondary market.

♦	You are not willing to assume the credit risk of UBS for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page 3 of this prospectus supplement as well as the “Key Risks” section of the relevant final terms supplement for risks related to an investment in the Securities.

Summary Terms

Issuer	UBS AG
Principal Amount per Security	Unless otherwise specified in the relevant final terms supplement, $10.
Term	As specified in the relevant final terms supplement.
Underlying Equity	The common stock or American depositary shares of a specific company or the shares of a specific exchange traded fund as specified in the relevant final terms supplement
Contingent Coupon

If the closing price of the underlying equity is equal to or greater than the coupon barrier on any observation date, UBS will pay you the contingent coupon applicable to such observation date. If the closing price of the underlying equity is less than the coupon barrier on any observation date, the contingent coupon applicable to such observation date will not be payable and UBS will not make any payment to you on the relevant coupon payment date.

The contingent coupon will be a fixed amount based upon equal periodic installments at the contingent coupon rate, which is a per annum rate. Contingent coupons are not guaranteed and UBS will not pay you the contingent coupon for any observation date on which the closing price of the underlying equity is less than the coupon barrier.

Contingent Coupon Rate	As specified in the relevant final terms supplement.
Automatic Call Feature	The Securities will be called automatically if the closing price of the underlying equity on any observation date is equal to or greater than the initial price. If the Securities are called on any observation date, UBS will pay you on the corresponding coupon payment date (which will be the “call settlement date”) a cash payment per Security equal to your principal amount plus the contingent coupon otherwise due on such date pursuant to the contingent coupon feature. No further amounts will be owed to you under the Securities.
Observation Dates	As specified in the relevant final terms supplement. Any observation date may be subject to postponement in the event of a market disruption event, as described in the TPAOS product supplement.
Payment at Maturity (per Security)

If the Securities are not called and the final price is equal to or greater than the trigger price and coupon barrier, UBS will pay you a cash payment per Security on the maturity date equal to your principal amount plus the contingent coupon otherwise due on the maturity date.

If the Securities are not called and the final price is less than the trigger price, UBS will pay you a cash payment on the maturity date of significantly less than the principal amount, if anything, resulting in a loss on your initial investment that is proportionate to the negative underlying return.

Underlying Return	Final Price – Initial Price Initial Price
Coupon Barrier	A percentage of the initial price of the underlying equity, which will be specified in the relevant final terms supplement. The coupon barrier is subject to adjustments in the case of certain corporate events, as described in the TPAOS product supplement.
Closing Price	On any trading day, the last reported sale price (or, in the case of NASDAQ, the official closing price) of the underlying equity during the principal trading session on the principal national securities exchange on which it is listed for trading, as determined by the calculation agent.
Initial Price	The closing price of the underlying equity on the trade date. The initial price is subject to adjustments in the case of certain corporate events, as described in the TPAOS product supplement.

Trigger Price	A percentage of the initial price of the underlying equity, which will be specified in the relevant final terms supplement. The trigger price is subject to adjustments in the case of certain corporate events, as described in the TPAOS product supplement. Unless otherwise specified in the relevant final terms supplement, the trigger price will be set equal to the coupon barrier.
Final Price	The closing price of the underlying equity on the final valuation date. The final price is subject to adjustments in the case of certain corporate events, as described in the TPAOS product supplement.
Trade Date	As specified in the relevant final terms supplement.
Settlement Date	Unless otherwise specified in the relevant final terms supplement, 3 business days following the trade date.
Final Valuation Date	As specified in the relevant final terms supplement, or if that day is not a trading day, the final valuation date will be the next following trading day. The final valuation date may be subject to postponement in the event of a market disruption event, as described in the TPAOS product supplement.
Maturity Date	Unless otherwise specified in the relevant final terms supplement, 5 business days following the final valuation date, or if that day is not a business day, the next following business day. The maturity date may be subject to postponement in the event of a market disruption event, as described in the TPAOS product supplement.
Coupon Payment Dates	As specified in the relevant final terms supplement.
CUSIP	As specified in the relevant final terms supplement.
ISIN	As specified in the relevant final terms supplement.

Investing in the Securities involves significant risks. You may lose some or all of your principal amount. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire initial investment.

Investment Timeline

Trade date:	The initial price of the underlying equity is observed, the contingent coupon rate is set and the trigger price and coupon barrier are determined.

Observation dates:

If the closing price of the underlying equity is equal to or greater than the coupon barrier on any observation date, UBS will pay you a contingent coupon on the applicable coupon payment date.

The Securities will be called if the closing price of the underlying equity on any observation date is equal to or greater than the initial price. If the Securities are called UBS will pay you a cash payment per Security equal to your principal amount plus the contingent coupon otherwise due on such date.

Maturity date:

The final price of the underlying equity is observed on the final valuation date.

If the Securities have not been called and the final price is equal to or greater than the trigger price (and the coupon barrier), UBS will repay the principal amount per Security plus the contingent coupon otherwise due on the maturity date.

If the Securities have not been called and the final price is less than the trigger price, UBS will repay significantly less than the principal amount, if anything, resulting in a loss on your initial investment proportionate to the decline of the underlying equity.

Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the TPAOS product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

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Risk of loss at maturity — The Securities differ from ordinary debt securities in that UBS will not necessarily pay the full principal amount of the Securities at maturity. If the Securities are not called, UBS will repay you the principal amount of your Securities in cash only if the final price of the underlying equity is greater than or equal to the trigger price and will only make such payment at maturity. If the Securities are not called and the final price is less than the trigger price, you will be fully exposed to the negative underlying return and lose some or all of your initial investment in an amount proportionate to the decline in the price of the underlying equity.

♦

Higher contingent coupon rates are generally associated with a greater risk of loss — Greater expected volatility with respect to the underlying equity reflects a higher expectation as of the trade date that the price of such underlying equity could close below its trigger price on the final valuation date of the Securities. This greater expected risk will generally be reflected in a higher contingent coupon rate for that Security. However, an underlying equity’s volatility can change significantly over the term of the Securities and the price of the underlying equity for your Securities could fall sharply, which could result in a significant loss of principal.

♦

The contingent repayment of principal applies only at maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the underlying equity price is above the trigger price.

♦

You may not receive any contingent coupons — UBS will not necessarily pay periodic contingent coupons on the Securities. If the closing price of the underlying equity on an observation date is less than the coupon barrier, UBS will not pay you the contingent coupon applicable to such observation date. If the closing price of the underlying equity is less than the coupon barrier on each of the observation dates, UBS will not pay you any contingent coupons during the term of, and you will not receive a positive return on, your Securities. Generally, this non-payment of the contingent coupon coincides with a period of greater risk of principal loss on your Securities.

♦

Your potential return on the Securities is limited and you will not participate in any appreciation of the underlying equity — The return potential of the Securities is limited to the contingent coupon rate, regardless of the appreciation of the underlying equity. In addition, the total return on the Securities will vary based on the number of observation dates on which the requirements of the contingent coupon have been met prior to maturity or an automatic call. Further, if the Securities are called due to the automatic call feature, you will not receive any contingent coupons or any other payment in respect of any observation dates after the applicable call settlement date. Since the Securities could be called as early as the first observation date, the total return on the Securities could be minimal. If the Securities are not called, you will not participate in any appreciation in the price of the underlying equity even though you will be subject to the underlying equity’s risk of decline. As a result, the return on an investment in the Securities could be less than the return on a direct investment in the underlying equity.

♦

Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

♦

Reinvestment risk — The Securities will be called automatically if the closing price of the underlying equity is equal to or greater than the initial price on any observation date. In the event that the Securities are called prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the Securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.

♦

Market risk — The price of the underlying equity can rise or fall sharply due to factors specific to that underlying equity and (i) in the case of common stock of American depositary shares, its issuer (the “underlying equity issuer”) or (ii) in the case of an exchange traded fund, the securities, futures contracts or physical commodities constituting the assets of that underlying equity. These factors include price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Securities, should make your own investigation into the underlying equity issuer and the underlying equity for your Securities. We urge you to review financial and other information filed periodically by the underlying equity issuer with the SEC.

♦	Fair value considerations.

♦

The issue price you pay for the Securities will exceed their estimated initial value — The issue price you pay for the Securities will exceed their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we will determine the estimated initial value of the Securities by reference to our internal pricing models and it will be set forth in the relevant final terms supplement. The pricing models used to determine the estimated initial value of the Securities incorporate certain variables, including the price, volatility and expected dividends on the underlying equity, prevailing interest rates, the term of the Securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Securities to you. Due to these factors, the estimated initial value of the Securities as of the trade date will be less than the issue price you pay for the Securities.

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The estimated initial value is a theoretical price; the actual price that you may be able to sell your Securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Securities at any time will vary based on many factors, including the factors described above and in “— Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Securities determined by reference to our internal pricing models. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

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Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Securities as of the trade date — We may determine the economic terms of the Securities, as well as hedge our obligations, at least in part, prior to pricing the Securities on the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Securities.

♦	Limited or no secondary market and secondary market price considerations.

♦

There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and its affiliates may make a market in each offering of the Securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

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The price at which UBS Securities LLC and its affiliates may offer to buy the Securities in the secondary market (if any) may be greater than UBS’ valuation of the Securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Securities, UBS Securities LLC or its affiliates may offer to buy or sell such Securities at a price that exceeds (i) our valuation of the Securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified in the “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” section of the relevant final terms supplement. Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

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Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the price of the underlying equity; the volatility of the underlying equity; the dividend rate paid on the underlying equity; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the Securities.

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Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Securities in any secondary market.

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Owning the Securities is not the same as owning the underlying equity — The return on your Securities may not reflect the return you would realize if you actually owned the underlying equity. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the underlying equity over the term of your Securities. Furthermore, the underlying equity may appreciate substantially during the term of your Securities and you will not participate in such appreciation.

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No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the price of the underlying equity will rise or fall. The price of the underlying equity will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying equity. You should be willing to accept the risks of owning equities in general and the underlying equity in particular, and the risk of losing some or all of your initial investment.

♦

The calculation agent can make adjustments that affect the payment to you at maturity — For certain corporate events affecting the underlying equity, the calculation agent may make adjustments to the initial price, the coupon barrier, the trigger price and/or the final price of the underlying equity. However, the calculation agent will not make an adjustment in response to all events that could affect the underlying equity. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the TPAOS product supplement as necessary to achieve an equitable result. In the case of common stock or American depositary shares, following certain corporate events relating to the issuer of the underlying equity where the issuer is not the surviving entity, the amount of cash you receive at maturity may be based on the common stock or American depositary share of a successor to the underlying equity issuer in combination with any cash or any other assets distributed to holders of the underlying equity in such corporate event. Additionally, if the issuer of the underlying equity becomes subject to (i) a reorganization event whereby the underlying equity is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates or (iii) an underlying equity is delisted or otherwise suspended from trading, the amount you receive at maturity may be based on the common stock issued by another company. In the case of an exchange traded fund, following a delisting, suspension from trading or if an exchange traded fund is discontinued, the amount you receive at maturity may be based on a share of another exchange traded fund. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Securities. For more information, see the section “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-35 of the TPAOS product supplement. Regardless of any of the events discussed above, any payment on the Securities is subject to the creditworthiness of UBS.

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Exchange rate risk — The underlying equity of the Securities may be (1) the American depositary shares of a non-U.S. company, which are quoted and traded in U.S. dollars, but represent a non-U.S. stock that is quoted and traded in a non-U.S. currency and that may trade differently from the American depositary shares, (2) substituted or replaced by another underlying equity that is quoted and traded in a non-U.S. currency or (3) an exchange traded fund that invests in underlying assets that are quoted and traded in a non-U.S. currency. Holders of these Securities may be exposed to currency exchange rate risks with respect to the currencies in which such assets trade. The value of the non-U.S. currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, adverse changes in exchange rates may result in reduced returns for Securities linked to these assets.

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Risks associated with non-U.S. securities markets — The underlying equity of the Securities may be the American depositary shares of a non-U.S. company or an exchange traded fund that invests in non-U.S. securities. Because non-U.S. equity securities underlying the American depositary shares or an exchange traded fund may be publicly traded in the applicable non-U.S. countries and are denominated in currencies other than U.S. dollars, investments in Securities linked to American depositary shares or exchange traded funds involve particular risks. For example, the non-U.S. securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the non-U.S. issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the non-U.S. issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, non-U.S. markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in non-U.S. countries. These factors, which could negatively affect non-U.S. securities markets, include the possibility of changes in a non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, non-U.S. economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

♦

There are important differences between the American depositary shares and the ordinary shares of a non-U.S. company — The underlying equity of the Securities may be the American depositary shares of a non-U.S. company. There are important differences between the rights of holders of American depositary shares and the rights of holders of the ordinary shares. The American depositary shares are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. company, and holders of the American depositary shares, which may be different from the rights of holders of the ordinary shares. For example, a company may make distributions in respect of ordinary shares that are not passed on to the holders of its American depositary shares. Any such differences between the rights of holders of the American depositary shares and the rights of holders of the ordinary shares of the non-U.S. company may be significant and may materially and adversely affect the value of the American depositary shares and, as a result, the value of your Securities.

♦

Risks associated with non-U.S. companies — The underlying equity of the Securities may be the common stock of a non-U.S. company that is listed on a U.S. exchange or an exchange traded fund that invests in non-U.S. securities. An investment in the Securities linked to the value of non-U.S. companies involves risks associated with the home country of such non-U.S. company. The prices of such

non-U.S. company’s common stock may be affected by political, economic, financial and social factors in the home country of such non-U.S. company, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions, which could affect the value of the Securities.

♦

Risks associated with emerging market companies — The underlying equity of the Securities may be the American depositary shares or common stock of a company organized in an emerging market country or an exchange traded fund that invests in securities of a company organized in an emerging market country. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the Securities may be susceptible, before making a decision to invest in the Securities.

♦

The value of the underlying equity may not completely track the value of the securities, futures contracts or physical commodities in which such exchange traded fund invests — The underlying equity may be an exchange traded fund, and although the trading characteristics and valuations of such underlying equity will usually mirror the characteristics and valuations of the securities, futures contracts or physical commodities in which such exchange traded fund invests, its value may not completely track the value of such securities, futures contracts or physical commodities. The value of the underlying equity will reflect transaction costs and fees that the securities, futures contracts or physical commodities in which that exchange traded fund invests do not have. In addition, although the underlying equity may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for such underlying equity or that there will be liquidity in the trading market.

♦

Fluctuation of NAV — The net asset value (the “NAV”) of an exchange traded fund may fluctuate with changes in the market value of such exchange traded fund’s securities, futures contracts or physical commodities holdings. The market prices of the underlying equity may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of the underlying equity may differ from its NAV per share; the underlying equity may trade at, above or below its NAV per share.

♦

Failure of the underlying equity to track the level of the underlying index — The underlying equity of the Securities may be an exchange traded fund. Such underlying equity may be designed and intended to track the level of a specific index (an “underlying index”), but various factors, including fees and other transaction costs, may prevent the underlying equity from correlating exactly with changes in the level of such underlying index. Accordingly, the performance of the underlying equity may not be equal to the performance of its underlying index during the term of the Securities.

♦

There is no affiliation between the underlying equity issuer, or for Securities linked to exchange traded funds, the issuers of the constituent stocks comprising the underlying equity (the “underlying equity constituent stock issuers”), and UBS, and UBS is not responsible for any disclosure by such issuer(s) — We and our affiliates may currently, or from time to time in the future engage in business with the underlying equity issuer or, if applicable, any underlying equity constituent stock issuers. However, we are not affiliated with the underlying equity issuer or any underlying equity constituent stock issuers and are not responsible for such issuer’s public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Securities, should make your own investigation into the underlying equity issuer or, if applicable, each underlying equity constituent stock issuer. Neither the underlying equity issuer nor any underlying equity constituent stock issuer is involved in the Securities offered hereby in any way and has no obligation of any sort with respect to your Securities. Such issuer(s) have no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.

♦

Potential UBS impact on the market price of the underlying equity — Trading or transactions by UBS or its affiliates in the underlying equity and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying equity may adversely affect the market price of the underlying equity and, therefore, the market value of your Securities.

♦

Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of the underlying equity, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine whether the contingent coupon is payable to you on any coupon payment date or whether the Securities are subject to an automatic call, or the amount you receive at maturity of the Securities. The calculation agent may also postpone the determination of the closing price of the underlying equity if a market disruption event occurs and is continuing on any observation date (including the final valuation date) and may make adjustments to the initial price, trigger price, coupon barrier, final price and/or the underlying equity itself for certain corporate events affecting the underlying equity. For more information, see the section “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-35 of the TPAOS product supplement. As UBS determines the economic terms of the Securities, including the contingent coupon rate, trigger price and coupon barrier, and such terms include hedging costs, issuance costs and projected profits, the Securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

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Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying equity to which the Securities are linked.

♦

Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the Securities — Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Securities. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder.

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Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay a total underwriting compensation equal to a percentage of the issue price per Security (such percentage to be specified in the relevant final terms supplement, but will not exceed 2.00%) to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Securities in the secondary market.

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Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should read carefully the section below entitled “What Are the Tax Consequences of the Securities?” and the section entitled “Supplemental U.S. Tax Considerations” beginning on page PS-48 of the TPAOS product supplement and consult your tax advisor about your tax situation.

Hypothetical Examples of How the Securities Might Perform

Assumptions

The examples below illustrate the payment upon a call or at maturity for a $10.00 Security on a hypothetical offering of the Securities, with the following assumptions (the actual terms for each Security to be specified in the relevant final terms supplement; amounts may have been rounded for ease of reference):

Principal Amount:	$10.00
Term:	12 months
Initial Price:	$70.00
Contingent Coupon Rate:	16.00% per annum (or 4.00% per quarter)
Contingent Coupon:	$0.40 per quarter
Observation Dates:	Quarterly
Trigger Price:	$56.00 (which is 80% of the Initial Price)
Coupon Barrier:	$56.00 (which is 80% of the Initial Price)

Example 1 — Securities are Called on the First Observation Date.

Date	Closing Price	Payment (per Security)
First Observation Date	$75.00 (at or above Initial Price)	$10.40 (Settlement Amount)

	Total Payment:	$10.40 (4.00% total return)

Since the Securities are called on the first observation date, UBS will pay you on the call settlement date a total of $10.40 per Security reflecting your principal amount plus the applicable contingent coupon for a 4.00% total return on the Securities. No further amount will be owed to you under the Securities.

Example 2 — Securities are Called on the Third Observation Date.

Date	Closing Price	Payment (per Security)
First Observation Date	$65.00 (at or above Coupon Barrier; below Initial Price)	$0.40 (Contingent Coupon)
Second Observation Date	$60.00 (at or above Coupon Barrier; below Initial Price)	$0.40 (Contingent Coupon)
Third Observation Date	$75.00 (at or above Initial Price)	$10.40 (Settlement Amount)

	Total Payment:	$11.20 (12.00% total return)

Since the Securities are called on the third observation date, UBS will pay you on the call settlement date a total of $10.40 per Security, reflecting your principal amount plus the applicable contingent coupon. When added to the contingent coupons of $0.80 received in respect of prior observation dates, UBS will have paid you a total of $11.20 per Security for a 12.00% total return on the Securities. No further amount will be owed to you under the Securities.

Example 3 — Securities are NOT Called and the Final Price of the Underlying Equity is at or Above the Trigger Price.

Date	Closing Price	Payment (per Security)
First Observation Date	$65.00 (at or above Coupon Barrier; below Initial Price)	$0.40 (Contingent Coupon)
Second Observation Date	$50.00 (below Coupon Barrier)	$0.00
Third Observation Date	$50.00 (below Coupon Barrier)	$0.00
Final Valuation Date	$60.00 (at or above Trigger Price and Coupon Barrier; below Initial Price)	$10.40 (Payment at Maturity)

	Total Payment:	$10.80 (8.00% total return)

At maturity, UBS will pay you a total of $10.40 per Security, reflecting your principal amount plus the applicable contingent coupon. When added to the contingent coupon of $0.40 received in respect of prior observation dates, UBS will have paid you a total of $10.80 per Security for an 8.00% total return on the Securities.

Example 4 — Securities are NOT Called and the Final Price of the Underlying Equity is Below the Trigger Price.

Date	Closing Price	Payment (per Security)
First Observation Date	$65.00 (at or above Coupon Barrier; below Initial Price)	$0.40 (Contingent Coupon)
Second Observation Date	$60.00 (at or above Coupon Barrier; below Initial Price)	$0.40 (Contingent Coupon)
Third Observation Date	$58.00 (at or above Coupon Barrier; below Initial Price)	$0.40 (Contingent Coupon)
Final Valuation Date	$28.00 (below Trigger Price and Coupon Barrier)	$10.00 + [$10.00 x Underlying Return] = $10.00 = [$10.00 x -60%] = $10.00 - $6.00 = $4.00 (Payment at Maturity)

	Total Payment:	$5.20 (-48.00% return)

Since the Securities are not called and the final price of the underlying equity is below the trigger price, at maturity UBS will pay you $4.00 per Security. When added to the contingent coupon of $1.20 received in respect of prior observation dates, UBS will have paid you $5.20 per Security for a loss on the Securities of 48.00%.

The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not called on any observation date, you may lose some or all of your initial investment. Specifically, if the Securities are not called and the final price is less than the trigger price, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the underlying return is less than zero.

Any payment on the Securities, including payments in respect of an automatic call, contingent coupon or any repayment of principal provided at maturity, is dependent on the ability of UBS to satisfy its obligations when they come due. If UBS is unable to meet its obligations, you may not receive any amounts due to you under the Securities.

What Are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-48 of the TPAOS product supplement and to discuss the tax consequences of our particular situation with your tax advisor.

Pursuant to the terms of the Securities, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying equity. If your Securities are so treated, any contingent coupon that is paid by UBS (including on the maturity date or upon an automatic call) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

In addition, excluding amounts attributable to any contingent coupon, you should generally recognize capital gain or loss upon the sale, exchange, automatic call, or redemption on maturity of your Securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent coupon or any amount attributable to any accrued but unpaid contingent coupon) and the amount you paid for your Securities. Such gain or loss should generally be long term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss will be short-term capital gain or loss if held for a period of one year or less). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your Securities prior to a coupon observation date, but that could be attributed to an expected contingent coupon, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

We will not attempt to ascertain whether any underlying equity or underlying asset of an exchange traded fund would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”) or as a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC and to a non-U.S. holder in the case of a USRPHC, upon the sale, exchange or maturity of a Security. You should refer to information filed with the Securities and Exchange Commission or the equivalent governmental authority by such entities and consult your tax adviser regarding the possible consequences to you if any such entity is or becomes a PFIC or USRPHC.

Unless otherwise specified in the relevant final terms supplement, we believe it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction” under Section 1260 of the Code, to the extent the issuer of any underlying equity were treated as a “pass-thru entity”) such that the timing and character of your income from the Securities could differ materially from the treatment described under “Supplemental U.S. Tax Considerations — Alternative Treatments” on page PS-50 of the TPAOS product supplement. The risk that the Securities may be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash) and short-term capital gain or loss (even if held for more than one year), is higher than with other non-principal protected equity-linked securities.

If your Securities are linked to an exchange traded fund, real estate investment trust, partnership, trust or passive foreign investment company (each, a “pass-thru entity”) it is also possible that the Internal Revenue Service (the “IRS”) could assert that your Securities should be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Code. If your Securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, automatic call, or redemption on maturity of your Securities would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the pass-thru entity on the date that you purchased your Securities and sold such interest in the pass-thru entity on the date of the sale or maturity of the Securities.

In regard to the constructive ownership rules, we will not attempt to ascertain whether the issuer of any underlying equity would be treated as a pass-thru entity for purposes of Section 1260 of the Code. You should refer to information filed with the Securities and Exchange Commission or the equivalent governmental authority by such entities and consult with your tax advisor regarding the possible consequences to you if any such entity is or becomes a pass-thru entity.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain individuals that own “specified foreign financial assets” may be required to file information with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent coupons is unclear. Subject to the discussion below with respect to Section 871(m) of the Code and FATCA, we currently do not intend to withhold any tax on any contingent coupons made to a Non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty) without being required to pay any additional amounts with respect to amounts so withheld.

Section 897. We will not attempt to ascertain whether the issuer of any of the underlying equities would be treated as a “United States real property holding corporation” within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Securities should be treated as “United States real property interests” as defined in Section 897 of the Code. If the issuer of an underlying equity and the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Security upon a sale, exchange, redemption or other taxable disposition of the Security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 10% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of the underlying equity as a United States real property holding corporation or the Securities as United States real property interests.

Section 871(m). Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations (if finalized in their current form), certain payments or deemed payments with respect to certain equity-linked instruments (“specified ELIs”) that reference U.S. stocks, may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these proposed regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. If adopted in their current form, the proposed regulations may impose a withholding tax on payments or deemed payments made on the Securities on or after January 1, 2016 that are treated as dividend equivalents for Securities acquired on or after March 5, 2014. Under a recent IRS Notice, the IRS announced that the IRS and the Treasury Department intend that final Treasury regulations will provide that “specified ELIs” will exclude equity-linked instruments issued prior to 90 days after the date the final Treasury regulations are published. Accordingly, we generally expect that non-U.S. holders of the Securities issued before the above “grandfather date” should not be subject to tax under Section 871(m). However, it is possible that such withholding tax could apply to “grandfathered” Securities under these proposed rules if the non-U.S. holder enters into certain subsequent transactions in respect of the underlying equity. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the Securities.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain foreign pass-thru payments made after December 31, 2016 (or, if later, the date that final regulations defining the term “foreign pass-thru payment” are published).

Pursuant to these Treasury regulations, withholding tax under FATCA would not be imposed on foreign pass-thru payments pursuant to obligations that are executed on or before the date that is six months after final regulations regarding such payments are published (and such obligations are not subsequently modified in a material manner) or on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of the application of FATCA are not currently clear. Investors should consult their own advisor about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Securities through a foreign entity) under the FATCA rules.

Proposed Legislation

In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

The House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 IRS notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the underlying equity issuer).

Information About the Underlying Equity

All disclosures regarding the applicable underlying equity will be derived from publicly available information and will be provided in the relevant final terms supplement generated on the trade date. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying equity. You should make your own investigation into the underlying equity.

The underlying equity will be registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the issuer of the underlying equity with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the issuer of the applicable underlying equity under the Exchange Act can be located by reference to its SEC file number which will be provided in the relevant final terms supplement. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

We will agree to sell to UBS Securities LLC and UBS Securities LLC will agree to purchase, all of the Securities at the issue price to the public less the underwriting discount indicated on the cover of the final terms supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Securities. UBS Securities LLC will agree to resell all of the Securities to UBS Financial Services Inc. at a discount from the issue price to the public equal to the underwriting discount indicated on the cover of the final terms supplement.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in the offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis after the trade date over a period specified in the section “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” in the relevant final terms supplement, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “Key Risks —Limited or no secondary market and secondary market price considerations” on pages 3 and 4 of this prospectus supplement.

Annex A

Form of Final Terms Supplement

The information in this Prospectus Supplement is not complete and may be changed. We may not sell these Securities until the Prospectus, Product Supplement, Prospectus Supplement and Terms Supplement (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these Securities, and we are not soliciting offers to buy these Securities, in any State where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-200212

SUBJECT TO COMPLETION FINAL TERMS SUPPLEMENT (To Prospectus dated June 12, 2015, Product Supplement dated June 15, 2015 and Prospectus Supplement dated June 15, 2015)

Final Terms Supplement

UBS AG Trigger Phoenix Autocallable Optimization Securities

UBS AG $[•] Securities Linked to [common stock] [American depositary shares] [shares] of [            ] due on [                    ]

Final Terms

Issuer	UBS AG
Principal Amount	$10.00 per Security. The Securities are offered at a minimum investment of 100 Securities at $10.00 per Security (representing a $1,000 investment) and integral multiples of $10.00 in excess thereof.
Term	Approximately [•] months, unless called earlier.
Underlying Equity	The [common stock] [American depositary shares] [shares] of [•].
Contingent Coupon

If the closing price of the underlying equity is equal to or greater than the coupon barrier on any observation date, UBS will pay you the contingent coupon applicable to such observation date. If the closing price of the underlying equity is less than the coupon barrier on any observation dates, the contingent coupon applicable to such observation date will not be payable and UBS will not make any payment to you on the relevant coupon payment date.

The contingent coupon will be a fixed amount based upon equal [quarterly] installments at the per annum contingent coupon rate. Contingent coupons are not guaranteed and UBS will not pay you the contingent coupon for any observation date on which the closing price of the underlying equity is less than the coupon barrier. The table below reflects the contingent coupon rate of [•]% per annum. Amounts in the table below may have been rounded for ease of analysis.

	Observation Date*	Contingent Coupon (per Security)
	[•]	$[•]
	[•]	$[•]
	[•]	$[•]
	[•]	$[•]
* Observation dates are subject to the market disruption event provisions discussed in the TPAOS product supplement.
Contingent Coupon Rate	[•]% per annum (or approximately [•]% per [quarter])
Automatic Call Feature	The Securities will be called automatically if the closing price of the underlying equity on any observation date is equal to or greater than the initial price. If the Securities are called on any observation date, UBS will pay you on the corresponding coupon payment date a cash payment per Security equal to your principal amount plus the contingent coupon otherwise due on such date pursuant to the contingent coupon feature. No further amounts will be owed to you under the Securities.
Payment at Maturity (per Security)	If the Securities are not called and the final price is equal to or greater than the trigger price and coupon barrier, UBS will pay you a cash payment per Security on the maturity date equal to your principal amount plus the contingent coupon otherwise due on the maturity date. If the Securities are not called and the final price is less than the trigger price, UBS will pay you a cash payment on the maturity date of significantly less than the principal amount, if anything, resulting in a loss of principal that is proportionate to the decline of the underlying equity, for an amount equal to $10 + ($10 x underlying return).
Underlying Return	Final Price – Initial Price Initial Price
Closing Price	On any trading day, the last reported sale price (or, in the case of NASDAQ, the official closing price) of the underlying equity during the principal trading session on the principal national securities exchange on which it is listed for trading, as determined by the calculation agent.
Initial Price	$[•], which is the closing price of the underlying equity on the trade date. The initial price is subject to adjustments in the case of certain corporate events, as described in the TPAOS product supplement.
Trigger Price/Coupon Barrier	Both $[•], which is [•]% of the initial price of the underlying equity. The trigger price and coupon barrier are subject to adjustments in the case of certain corporate events, as described in the TPAOS product supplement.
Final Price	The closing price of the underlying equity on the final valuation date. The final price is subject to adjustments in the case of certain corporate events, as described in the TPAOS product supplement.
Trade Date	[•]
Settlement Date	[•]
Final Valuation Date	[•] (subject to postponement in the event of a market disruption event, as described in the TPAOS product supplement)
Maturity Date	[•] (subject to postponement in the event of a market disruption event, as described in the TPAOS product supplement)
Coupon Payment Dates	Five business days following each observation date.
CUSIP	[•]
ISIN	[•]
Valoren	[•]
Tax Treatment	There is no tax authority that specifically addresses the tax treatment of the Securities. UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying equity and to treat any contingent coupon received by you (including on maturity or upon automatic call) as ordinary income in accordance with your regular method of accounting. Under this characterization you should generally recognize capital gain or loss upon the sale, automatic call, redemption or maturity of your Securities in an amount equal to the amount you receive at such time (other than with respect to any contingent coupon) and the amount that you paid for your Securities. However, it is possible that the IRS could assert that your Securities should be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Internal Revenue Code of 1986, as amended. If your Securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, automatic call, redemption or maturity of your Securities would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the shared of the exchange traded fund on the date that you purchased your Securities and sold such interest in the exchange traded fund on the date of the sale or maturity of the Securities. For greater detail and possible alternative tax treatments please see the section entitled “What Are the Tax Consequences of the Securities?” on page 10 of the prospectus supplement and the section entitled “Supplemental U.S. Tax Considerations” beginning on page PS-48 of the Trigger Phoenix Autocallable Optimization Securities product supplement.

Notice to investors: the Securities are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the full principal amount of the Securities at maturity, and the Securities can have downside market risk similar to the underlying equity. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the securities if you do not understand or are not comfortable with the significant risks involved in investing in the Securities.

You should carefully consider the risks described under “Key Risks” beginning on page A-4, under “Key Risks” beginning on page 3 of the prospectus supplement and under “Risk Factors” beginning on page PS-15 of the TPAOS product supplement before purchasing any Securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Securities. You may lose some or all of your initial investment in the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network.

The estimated initial value of the Securities as of the trade date is $[•] for Securities linked to the underlying equity. The estimated initial value of the Securities was determined on the date of this final terms supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages A-4 and A-5 of this final terms supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this final terms supplement, or the previously delivered prospectus supplement, the Trigger Phoenix Autocallable Optimization Securities product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

See “Additional Information about UBS and the Securities” on page A-3. The Securities we are offering will have the terms set forth in the Prospectus Supplement dated June 15, 2015 relating to the Securities, the Trigger Phoenix Autocallable Optimization Securities product supplement, the accompanying prospectus, and this final terms supplement.

Offering of Securities	Issue Price to Public		Underwriting Discount		Proceeds to UBS AG
	Total	Per Security	Total	Per Security	Total	Per Security
[•]	$[•]	$[•]	$[•]	$[•]	$[•]	$[•]

UBS Financial Services Inc.	UBS Investment Bank

Final Terms Supplement dated [•]

Additional Information About UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement and a prospectus supplement for the Securities) with the Securities and Exchange Commission, or SEC, for the offering for which this final terms supplement relates. Before you invest, you should read these documents and any other documents relating to the Securities that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	Prospectus supplement dated June 15, 2015:

[•]

♦	TPAOS Product Supplement dated June 15, 2015:

http://www.sec.gov/Archives/edgar/data/1114446/000119312515222457/d941498d424b2.htm

♦	Prospectus dated June 12, 2015:

http://www.sec.gov/Archives/edgar/data/1114446/000119312515222010/d935416d424b3.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Trigger Phoenix Autocallable Optimization Securities” or the “Securities” refer to the Securities that are offered hereby. Also, references to the “prospectus supplement” mean the UBS prospectus supplement dated June 15, 2015, references to the “TPAOS product supplement” mean the UBS product supplement, dated June 15, 2015, and references to “accompanying prospectus” mean the UBS prospectus, titled “Debt Securities and Warrants,” dated June 12, 2015.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here and are comparable to the corresponding risks discussed in the “Key Risks” section of the prospectus supplement, but we urge you to read the more detailed explanation of risks relating to the Securities generally in “Risk Factors” section of the TPAOS product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

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Risk of loss at maturity — The Securities differ from ordinary debt securities in that UBS will not necessarily pay the full principal amount of the Securities at maturity. If the Securities are not called, UBS will repay you the principal amount of your Securities in cash only if the final price of the underlying equity is greater than or equal to the trigger price and will only make such payment at maturity. If the Securities are not called and the final price is less than the trigger price, you will be fully exposed to the negative underlying return and lose some or all of your initial investment in an amount proportionate to the decline in the price of the underlying equity.

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Higher contingent coupon rates are generally associated with a greater risk of loss — Greater expected volatility with respect to the underlying equity reflects a higher expectation as of the trade date that the price of such underlying equity could close below its trigger price on the final valuation date of the Securities. This greater expected risk will generally be reflected in a higher contingent coupon rate for that Security. However, an underlying equity’s volatility can change significantly over the term of the Securities and the price of the underlying equity for your Securities could fall sharply, which could result in a significant loss of principal.

♦

The contingent repayment of your principal applies only at maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the underlying equity price is above the trigger price.

♦

You may not receive any contingent coupons — UBS will not necessarily pay periodic contingent coupons on the Securities. If the closing price of the underlying equity on an observation date is less than the coupon barrier, UBS will not pay you the contingent coupon applicable to such observation date. If the closing price of the underlying equity is less than the coupon barrier on each of the observation dates, UBS will not pay you any contingent coupons during the term of, and you will not receive a positive return on, your Securities. Generally, this non-payment of the contingent coupon coincides with a period of greater risk of principal loss on your Securities.

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Your potential return on the Securities is limited and you will not participate in any appreciation of the underlying equity — The return potential of the Securities is limited to the contingent coupon rate, regardless of the appreciation of the underlying equity. In addition, the total return on the Securities will vary based on the number of observation dates on which the requirements of the contingent coupon have been met prior to maturity or an automatic call. Further, if the Securities are called due to the automatic call feature, you will not receive any contingent coupons or any other payment in respect of any observation dates after the applicable call settlement date. Since the Securities could be called as early as the first observation date, the total return on the Securities could be minimal. If the Securities are not called, you will not participate in any appreciation in the price of the underlying equity even though you will be subject to the underlying equity’s risk of decline. As a result, the return on an investment in the Securities could be less than the return on a direct investment in the underlying equity.

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Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

♦

Reinvestment risk — The Securities will be called automatically if the closing price of the underlying equity is equal to or greater than the initial price on any observation date. In the event that the Securities are called prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the Securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.

♦

Market risk — The price of the underlying equity can rise or fall sharply due to factors specific to that underlying equity and (i) in the case of common stock or American depositary shares, its issuer (the “underlying equity issuer”) or (ii) in the case of an exchange traded fund, the securities, futures contracts or physical commodities constituting the assets of that underlying equity. These factors include price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Securities, should make your own investigation into the underlying equity issuer and the underlying equity for your Securities. We urge you to review financial and other information filed periodically by the underlying equity issuer with the SEC.

♦	Fair value considerations.

♦

The issue price you pay for the Securities exceeds their estimated initial value — The issue price you pay for the Securities exceeds their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we determined the estimated initial value of the Securities by reference to our internal pricing models and it is set forth in this final terms supplement. The pricing models used to determine the estimated initial value of the Securities incorporate certain variables, including the price, volatility and expected dividends on the underlying equity, prevailing interest rates, the term of the Securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Securities to you. Due to these factors, the estimated initial value of the Securities as of the trade date is less than the issue price you pay for the Securities.

♦

The estimated initial value is a theoretical price; the actual price that you may be able to sell your Securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Securities at any time will vary based on many factors, including the factors described above and in “— Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Securities determined by reference to our internal pricing models. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

♦

Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Securities as of the trade date — We may determine the economic terms of the Securities, as well as hedge our obligations, at least in part, prior to pricing the Securities on the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Securities.

♦	Limited or no secondary market and secondary market price considerations.

♦

There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and its affiliates may make a market in each offering of the Securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

♦

The price at which UBS Securities LLC and its affiliates may offer to buy the Securities in the secondary market (if any) may be greater than UBS’ valuation of the Securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Securities, UBS Securities LLC or its affiliates may offer to buy or sell such Securities at a price that exceeds (i) our valuation of the Securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

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Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the price of the underlying equity; the volatility of the underlying equity; the dividend rate paid on the underlying equity; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the Securities.

♦

Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Securities in any secondary market.

♦

Owning the Securities is not the same as owning the underlying equity — The return on your Securities may not reflect the return you would realize if you actually owned the underlying equity. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the underlying equity over the term of your Securities. Furthermore, the underlying equity may appreciate substantially during the term of your Securities and you will not participate in such appreciation.

♦

No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the price of the underlying equity will rise or fall. The price of the underlying equity will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying equity. You should be willing to accept the risks of owning equities in general and the underlying equity in particular, and the risk of losing some or all of your initial investment.

♦

The calculation agent can make adjustments that affect the payment to you at maturity — For certain corporate events affecting the underlying equity, the calculation agent may make adjustments to the initial price, the coupon barrier, the trigger price and/or the final price of the underlying equity. However, the calculation agent will not make an adjustment in response to all events that could affect the underlying equity. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the TPAOS product supplement as necessary to achieve an equitable result. In the case of common stock or American depositary shares, following certain corporate events relating to the issuer of the underlying equity where the issuer is not the surviving entity, the amount of cash you receive at maturity may be based on the common stock or American depositary share of a successor to the underlying equity issuer in combination with any cash or any other assets distributed to holders of the underlying equity in such corporate event. If the issuer of the underlying equity becomes subject to (i) a reorganization event whereby the underlying equity is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates or (iii) an underlying equity is delisted or otherwise suspended from trading, the amount you receive at maturity may be based on the common stock issued by another company. In the case of an exchange traded fund, following a delisting, suspension from trading or if an exchange traded fund is discontinued, the amount you receive at maturity may be based on a share of another exchange traded fund. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Securities. For more information, see the section “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-35 of the TPAOS product supplement. Regardless of any of the events discussed above, any payment on the Securities is subject to the creditworthiness of UBS.

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[Exchange rate risk — The Securities are linked to the American depositary shares of a non-U.S. company. Because American depositary shares are denominated in U.S. dollars but represent non-U.S. equity securities that are denominated in a non-U.S. currency, changes in currency exchange rates may negatively impact the value of the American depositary shares. The value of the non-U.S. currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, adverse changes in exchange rates may result in reduced returns for the Securities.]

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[Risks associated with non-U.S. securities markets — The Securities are linked to the American depositary shares of a non-U.S. company. Because non-U.S. equity securities underlying the American depositary shares may be publicly traded in the applicable non-U.S. countries and are denominated in currencies other than U.S. dollars, investments in Securities linked to American depositary shares involve particular risks. For example, the non-U.S. securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the non-U.S. issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the non-U.S. issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, non-U.S. markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in non-U.S. countries. These factors, which could negatively affect non-U.S. securities markets, include the possibility of changes in a non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, non-U.S. economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.]

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[There are important differences between the American depositary shares and the ordinary shares of a non-U.S. company — The Securities are linked to the American depositary shares of a non-U.S. company. There are important differences between the rights of holders of American depositary shares and the rights of holders of the ordinary shares. The American depositary shares are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. company, and holders of the American depositary shares, which may be different from the rights of holders of the ordinary shares. For example, a company may make distributions in respect of ordinary shares that are not passed on to the holders of its American depositary shares. Any such differences between the rights of holders of the American depositary shares and the rights of holders of the ordinary shares of the non-U.S. company may be significant and may materially and adversely affect the value of the American depositary shares and, as a result, the value of your Securities.]

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[Risks associated with non-U.S. companies — The Securities are linked to the common stock of a non-U.S. company that is listed on a U.S. exchange. An investment in the Securities linked to the value of non-U.S. companies involves risks associated with the home country of such non-U.S. company. The prices of such non-U.S. company’s common stock may be affected by political, economic, financial and social factors in the home country of such non-U.S. company, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions, which could affect the value of the Securities.]

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[Risks associated with emerging market companies — The underlying equity issuer is a company organized in an emerging market country. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the Securities are susceptible, before making a decision to invest in the Securities.]

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[[The value of the underlying equity may not completely track the value of the securities, futures contracts or physical commodities in which such exchange traded fund invests — Although the trading characteristics and valuations of the underlying equity will usually mirror the characteristics and valuations of the securities, futures contracts or physical commodities in which such exchange traded fund invests, its value may not completely track the value of such securities, futures contracts or physical commodities. The value of the underlying equity will reflect transaction costs and fees that the securities, futures contracts or physical commodities in which that exchange traded fund invests do not have. In addition, although the underlying equity may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for such underlying equity or that there will be liquidity in the trading market.]]

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[[Fluctuation of NAV — The net asset value (the “NAV”) of an exchange traded fund may fluctuate with changes in the market value of such exchange traded fund’s securities, futures contracts or physical commodities holdings. The market prices of the underlying equity may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of the underlying equity may differ from its NAV per share; the underlying equity may trade at, above or below its NAV per share.]]

♦

[[Failure of the underlying equity to track the level of the underlying index — While the underlying equity is designed and intended to track the level of a specific index (an “underlying index”), various factors, including fees and other transaction costs, will prevent the underlying equity from correlating exactly with changes in the level of such underlying index. Accordingly, the performance of the underlying equity will not be equal to the performance of its underlying index during the term of the Securities.]]

♦

There is no affiliation between the underlying equity issuer, or for Securities linked to exchange traded funds, the issuers of the constituent stocks comprising the underlying equity (the “underlying equity constituent stock issuers”), and UBS, and UBS is not responsible for any disclosure by such issuer(s) — We and our affiliates may currently, or from time to time in the future engage in business with the underlying equity issuer or, if applicable, any underlying equity constituent stock issuers. However, we are not affiliated with the underlying equity issuer or any underlying equity constituent stock issuers and are not responsible for such issuer’s public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Securities, should make your own investigation into the underlying equity issuer or, if applicable, each underlying equity constituent stock issuer. Neither the underlying equity issuer nor any underlying equity constituent stock issuer is involved in the Securities offered hereby in any way and has no obligation of any sort with respect to your Securities. Such issuer(s) have no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.

♦

Potential UBS impact on the market price of the underlying equity — Trading or transactions by UBS or its affiliates in the underlying equity and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying equity may adversely affect the market price of the underlying equity and, therefore, the market value of your Securities.

♦

Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of the underlying equity, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine whether the final price is below the trigger price and accordingly the payment at maturity on your Securities. The calculation agent may also postpone the determination of the final price and the maturity date if a market disruption event occurs and is continuing on the final valuation date and may make adjustments to the initial price, the trigger price, the coupon barrier, the final price and/or the underlying equity itself for certain corporate events affecting the underlying equity. For more information, see the section “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-35 of the TPAOS product supplement. As UBS determines the economic terms of the Securities, including the contingent coupon rate, trigger price and coupon barrier, and such terms include hedging costs, issuance costs and projected profits, the Securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

♦

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying equity to which the Securities are linked.

♦

Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the Securities —Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Securities. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder.

♦

Dealer incentives — UBS and its affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities which may serve as an incentive to sell these Securities instead of other investments. We will pay total underwriting compensation of [•]% per Security to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Securities in the secondary market.

♦

Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should read carefully the sections entitled “What are the Tax Consequences of the Securities” in the prospectus supplement and “Supplemental U.S. Tax Considerations” beginning on page PS-48 of the TPAOS product supplement and consult your tax advisor about your tax situation.

Information About the Underlying Equity

All disclosures regarding the underlying equity are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying equity. You should make your own investigation into the underlying equity.

The underlying equity will be registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the issuer of the underlying equity with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the issuer of the underlying equity under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

[Underlying Equity]

[•]

Information from outside sources is not incorporated by reference in, and should not be considered part of, this final terms supplement or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for [•]’s [common stock] [American depositary shares] [shares], based on daily closing prices on the primary exchange for [•]. We obtained the closing price information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. [The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.] UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. [•]’s closing price on [•], [•] was $[•]. Past performance of the underlying equity is not indicative of the future performance of the underlying equity.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]*	[•]*	$•	$•	$•

*	As of the date of this final terms supplement, available information for the [•] calendar quarter of [•] includes data for the period from [•], [•] through [•] [•] . Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the [•] calendar quarter of [•].

The graph below illustrates the performance of [●]’s [common stock] [American depositary shares] [shares] for the period indicated, based on information from Bloomberg. The solid line represents the trigger price and coupon barrier of $[●], which is equal to [●]% of the closing price on [●], [•]. Past performance of the underlying equity is not indicative of the future performance of the underlying equity.

[GRAPHIC]

Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

We have agreed to sell to UBS Securities LLC and UBS Securities LLC has agreed to purchase, all of the Securities at the issue price to the public less the underwriting discount indicated on the cover of this final terms supplement, the document filed pursuant to Rule 424(b) containing the final pricing terms of the Securities. UBS Securities LLC has agreed to resell all of the Securities to UBS Financial Services Inc. at a discount from the issue price to the public equal to the underwriting discount indicated on the cover of this final terms supplement.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in the offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than [•] months after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages A-4 and A-5 of this final terms supplement.

ANNEX B

UBS Equity Investor – Investment Guide

Trigger Phoenix Autocallable Optimization Securities UBS Equity Investor investment guide

|
Trigger Phoenix Autocallable Optimization Securities
Contents
B-4
Overview
B-5
How the securities work
B-9
An example investment
B-14
Key investment risks
B-16
Where to find additional information
B-17
Glossary

Trigger
Phoenix
Autocallable
Optimization
Securities
|

Overview
UBS Equity Investor is a proprietary trading system that
allows you and your financial advisor to customize
structured investments on a same-day basis.
Trigger Phoenix Autocallable Optimization Securities
(referred to as the securities are one of the investments
that can be built for you using UBS Equity Investor.
These securities are debt securities issued by UBS AG
that are designed to provide contingent coupons for
investors willing to accept the downside market risk of
individual stocks (including American depositary shares)
or exchange-traded funds (ETFs), subject to a trigger
feature which may potentially limit exposure to negative
market returns at maturity.
Trigger Phoenix Autocallable Optimization Securities are
not a substitute for traditional fixed income investments.
Because an investment in a Trigger Phoenix Autocallable
Optimization Security involves a significant risk of loss, it is important that you familiarize yourself with the
features and risks of these investments before you
invest. In this guide, you will learn about how these
securities work and understand some of the
terminology related to these securities. You
can also
walk
through
a hypothetical example of an investment
in a security and read a summary of key investment
risks.
This investment guide is just one step in learning about
Trigger Phoenix Autocallable Optimization Securities. In
the prospectus supplement of which this investment
guide is an annex (and which also includes a sample
final
terms
supplement
you
will
find
links
to
the
product supplement and the base prospectus
(collectively, with the prospectus supplement, the base
offering documents) for the securities, which you
should read and understand prior to investing in any
securities. You will also find instructions on how you
can find additional information about the issuer of the
securities, UBS AG.
If you wish to invest or if you have any questions about
these or other opportunities, please contact your UBS
financial advisor.
),

|
Trigger Phoenix Autocallable Optimization Securities
How the securities work
What are Trigger Phoenix Autocallable Optimization
Securities?
Trigger Phoenix Autocallable Optimization Securities are
unsubordinated, unsecured debt instruments issued by UBS
AG (UBS). Like a traditional UBS debt instrument, any
payment on a security is subject to the creditworthiness of
UBS. However, unlike a traditional debt instrument, UBS is not necessarily obligated to repay the full principal amount of a security at maturity. Whether or not UBS repays the full
principal amount of a security at maturity depends on the
performance of the stock or ETF to which the security is linked
(which is referred to as the underlying equity). Because the securities can have the same downside market risk as the
underlying equity, if you purchase a Trigger Phoenix
Autocallable Optimization Security, you are accepting the risk that you may lose all or a substantial portion of your
investment at maturity.
Trigger Phoenix Autocallable Optimization Securities are not
meant to be substitutes for traditional fixed income
investments. In addition to the securities having downside
market risk, UBS will not pay a fixed rate of interest on your securities. Instead, you have the potential to receive
contingent coupons, as discussed below. In addition, UBS may automatically call your securities, depending on the
performance of the underlying equity, also discussed below.
Under what circumstances is the contingent coupon
paid?
On the trade date
underlying equity is observed. We refer to this price as the initial price.
typically between 60% and 90% of the initial price.
On periodic observation dates, the closing price of the
underlying equity is observed and, if it is equal to or greater than the coupon barrier, UBS will pay you the contingent
coupon
for that observation period. Otherwise, no
contingent coupon is paid for that observation period. In
addition, if the closing price of the underlying equity on any observation date is equal to or greater than the initial price,
UBS will automatically call your securities and pay you the
principal amount of the securities plus the contingent coupon otherwise due for that period. If the closing price of the
underlying equity on each observation date is less than the
initial price, your securities will not be called and at maturity you will receive an amount equal to or less than the principal amount, along with any contingent coupon otherwise payable
for the final observation period, as described below.
How much is the potential contingent coupon?
Before you agree to purchase the Trigger Phoenix Autocallable
Optimization Securities, you will receive a
Relationship between the trigger price, contingent coupon rate and selected factors
Factors that influence the trigger price and contingent coupon rate of your security
Trigger price
Contingent
coupon rate
Dividend rate
of equity
UBS
creditworthiness
Trigger price
n/a
Contingent
coupon rate
n/a
This table is based on generalizations for ease of conceptual understanding. For the respective term or factor in each column, the arrow indicates the general relationship to the trigger price or contingent coupon rate, as applicable. An up-arrow indicates a generally positive relationship. A down-arrow indicates a generally negative relationship. E.g., a higher implied volatility for the underlying equity generally results in a lower trigger price or a higher
contingent coupon rate for your security. The relationship between the trigger price, contingent coupon rate and the selected factors may vary in individual
cases based on complex and interrelated political, economic, financial and other factors.
Market interest
rates
for
your
securities,
the
closing
price
of
the
At
the
same
time
a
coupon
barrier
is
set—
Implied volatility
of equity

Understanding the relationship between the closing price, the contingent coupon and the payment at maturity
Trade date
The initial price is determined.
Closing price
Initial price
Observation dates
(if not previously
called)
If closing price
initial price, UBS
automatically calls the securities and
pays the principal amount plus the
contingent coupon for the period.
Final valuation date
(if not previously
called)
If
final
price
trigger
price/coupon
barrier,
UBS
repays
the
full
principal
amount per security at maturity plus the contingent coupon for the final period per security at maturity.
Trigger
Phoenix
Autocallable
Optimization
Securities
|

If final price < trigger price, UBS
pays less than the principal
amount, if anything, resulting in a
loss proportionate to the full
decline in the price of the
underlying equity from the trade
date to the final valuation date per
security at maturity.
If closing price < coupon barrier, the
securities are not called and no
contingent coupon is paid.
The trigger price and coupon barrier
are set below the initial price
If coupon barrier
closing price <
initial price, the securities are not
called and UBS pays the
contingent coupon.
preliminary terms supplement
that summarizes the terms
of the securities, including the indicative contingent coupon rate.
The
contingent
coupon
rate
is
a
per
annum
rate
used
to
calculate the potential contingent coupon. The contingent
coupon rate for each security will vary depending on a number of factors (including those set forth in the table on the
previous page). Generally, a higher contingent coupon rate
corresponds to a greater risk of loss at maturity.
What will UBS pay at maturity of the securities?
At maturity, if the securities have not been previously called,
UBS' payment to you, if anything, will depend on the
performance of the underlying equity relative to a
predetermined trigger price. The trigger price for your
securities is equal to the coupon barrier and is also set on the trade date at a price below the initial price of the underlying equity. The trigger price and coupon barrier are typically set at a price equal to 60% to 90% of the initial price. The trigger price for each security will vary depending on a number of
factors (including those set forth in the table on the previous page). Generally, a higher trigger price corresponds to a
higher contingent coupon rate, but also results in a greater risk of loss.
On
the
final
valuation
date
for
your
security,
UBS
will
observe the closing price of the underlying equity (which is referred to as the final price). Because the final valuation date is also the last observation date, if the final price is equal to or greater than the coupon barrier, UBS will pay you the
contingent coupon per security for the final observation period along with the full principal amount per security on the
maturity
date
(typically
five
business
days
after
the
final
valuation
date
If
the
final
price
of
the
underlying
equity
is
less than the trigger price, UBS will pay you less than the full principal amount , if anything, at maturity, resulting in
a loss on your investment that is proportionate to the
full decline in the price of the underlying equity from
the trade date to the final valuation date. In this
scenario, UBS will not pay you the contingent coupon
for the final observation period. Under no
circumstances will you participate in any appreciation in
the price of the underlying equity.
Because Trigger Phoenix Autocallable Optimization
Securities are unsubordinated, unsecured debt
obligations of UBS, all payments on the securities are
subject to the creditworthiness of UBS. If UBS is unable
to pay its obligations as they come due, you could lose
some or all of your investment in the securities.
What underlying equities are available for the
securities?
There are over 200 stocks and ETFs available for you to
select as an underlying equity for your security. The
preliminary terms supplement you receive will include a
brief description of the underlying equity selected,
along with instructions on how to find additional
information about the underlying equity.
How much do the securities cost?
The
issue
price
and
principal
amount
of
each
Trigger
Phoenix Autocallable Optimization Security is $10.00.
The issue price includes all fees payable on the
security, as discussed below. The securities are subject
to minimum issue size and individual purchase amount
requirements, as discussed below and in the base
offering documents.
).
Trigger price/ coupon barrier

|
Trigger Phoenix Autocallable Optimization Securities
What are the fees associated with the securities?
The fees associated with the securities include a sales
concession paid to UBS Financial Services Inc., which pays
your financial advisor, as well as the costs and potential profit to UBS for issuing and hedging its obligations under the
securities. These fees are embedded in the issue price that
you pay for the securities and are reflected in the terms of the security. Once the terms of the security are set, these fees do not reduce the contingent coupon you may receive or the
payment at maturity of the securities, but they may affect the price of the securities prior to maturity.
What if I want to sell the securities before maturity?
The securities will not be listed on any exchange. Although
the securities are designed to be held to maturity or until
called, you may be able to sell your securities back to UBS
prior to maturity. The price that you receive for your security may be more or less than the principal amount of your
security and may be less than the principal amount even if the underlying equity price is equal to or greater than the trigger price. Please keep in mind that UBS is not obligated to make a market for your securities and you may not be able to sell
your securities prior to maturity. Therefore, you should be
prepared to hold your securities to maturity.
What happens if there is a stock split or a merger?
For stock splits, mergers or other corporate actions relating to the underlying equity, the calculation agent
securities will generally make an adjustment to the initial
price, the coupon barrier, the trigger price, the final price and/or to the underlying equity. The type of adjustment will depend on the type of corporate action that has occurred and, in some cases, no adjustment may be made. The base
offering documents for the securities describe some of
the corporate actions that may occur and some of the
adjustments that may occur. The purpose of any adjustment
by the calculation agent is generally to offset any change in the economic position of the investors and UBS from the
corporate action. If a corporate action occurs and the
calculation agent does not make any adjustment, the market
value of your securities, the likelihood of the securities being automatically called, and the payment at maturity may be
negatively affected. Because the calculation agent for the
securities is an affiliate of UBS, the calculation agent may have a conflict of interest in determining whether and how to make any adjustments.
What are the expected tax consequences of investing
in the securities?
The base offering documents for the securities will contain a tax disclosure describing the expected U.S. federal income tax consequences of investing in the securities. The tax
consequences are complex and uncertain. As a reminder, UBS
and its employees do not provide tax advice. You should
consult with your tax advisor prior to investing in any
securities.
As described in the base offering documents, UBS expects to
treat the securities for tax purposes as a pre-paid derivative contract with respect to the underlying equity. In addition, any contingent coupon that is paid by UBS including on the
maturity date or upon automatic call should be included in
your income as ordinary income in accordance with your
regular method of accounting for U.S. federal income tax
purposes. The Internal Revenue Service could assert a
different tax treatment for the securities, which could require you and UBS to treat the securities differently than described in the base offering documents.
for
the

Trigger
Phoenix
Autocallable
Optimization
Securities
|

Investment summary
Potential contingent coupon
UBS will pay a contingent coupon after
each observation date on which the
closing price of the underlying equity is
equal
to
or
greater
than
the
coupon
barrier. If on any observation date the
closing price of the underlying equity is
equal to or greater than the initial price,
UBS will automatically call the securities
and repay the principal amount plus
pay the contingent coupon for the
preceding observation period. However,
you will not participate in any
appreciation in the price of the
underlying equity.
Downside equity market risk
If the securities are never called and
the final price of the underlying equity
is less than the trigger price, UBS will
not repay the full principal amount of
your securities at maturity. In that case,
UBS will pay you less than the full
principal amount , if anything, at
maturity, and you will have a loss that
is proportionate to the full decline in the
price of the underlying equity from the
trade date to the final valuation date.
Additional considerations
You will be subject to the
creditworthiness of UBS for all
payments under the securities. There
may be limited or no liquidity for the
securities. The tax consequences of
investing in the securities are complex
and uncertain. Please see the risk
section of this investment guide and the
base offering documents for additional
important considerations.

|
Trigger Phoenix Autocallable Optimization Securities
An example investment
1) Select an underlying equity
You and your financial advisor can select an underlying equity for your security from a list of over 200 stocks and ETFs.
Many investors use different strategies in determining which underlying equity to select (see the table below for a
discussion of some of these strategies).
For purposes of this example investment, we will use a
fictional underlying equity for your security: XYZ underlying equity.
2)
Select
an
observation
frequency
for
your
security
You have the flexibility to choose the maturity for your
securities, which can be between 1 and 2 years, with 3-month increments in between. You can also select the frequency of
the observation dates. The observation dates can be monthly, bi-monthly, quarterly, semi-annually or a single observation on the final valuation date. The more frequent the observation dates, the lower the contingent coupon will be for each
observation period. More frequent observation dates also
increase the chances that your security gets automatically
called earlier during the term of the securities, after which you will not receive any further payments. You may want to
select more frequent observations when you have a shorter
term range-bound view of the underlying equity and less
frequent observation dates when you have a longer term
range-bound view of the underlying equity.
For purposes of this example investment, we will assume that you selected a maturity of one year and quarterly observation dates.
In this section of the investment guide, we provide an example of a hypothetical investment in the Trigger Phoenix
Autocallable Optimization Securities. This example is for illustrative purposes only. The actual terms and conditions for any security you purchase will be included in the preliminary terms supplement that you will receive prior to investing in the security.
There
is
no
assurance
that
the
indicated
investment
goal
will
be
achieved.
Investors
may
lose
all
or
a
substantial
portion
of
their
investment
in
the
securities. Investors will not participate in any appreciation of the underlying equity during the term of the securities, and the securities may underperform a direct investment in the underlying equity.
Sample strategies for selecting an underlying equity
Investment goal
Underlying equity selection
Considerations
Outperform the
underlying equity
Range-bound or "neutral" rated equities
(i.e., equities you expect will remain relatively
flat)
There is no guarantee that the price of the equity
will not appreciate by more than the contingent
coupons you receive, resulting in underperformance
Generate a contingent
coupon while limiting
the risk of loss
Bullish or "buy" rated equities
(i.e., equities you believe are undervalued or
that you expect will appreciate significantly)
There is no guarantee that the price of the equity
will not close below the trigger price on the final
valuation date, resulting in a loss on your investment

3) Select the trigger price or the contingent coupon
rate for your security
You need to select either the trigger price or the contingent coupon rate for your security. The trigger price (and therefore also the coupon barrier) can be set anywhere from 60% to
90% of the initial price of the underlying equity. The
contingent coupon rate for the security has no pre-set limits but contingent coupon rates between 10% and 20% per
annum are common.
Your financial advisor will use UBS Equity Investor to solve for the final parameter of your security. If you selected the
contingent coupon rate, your financial advisor will solve for the indicative trigger price (and therefore the coupon barrier).
If you selected the trigger price (and therefore the coupon
barrier), your financial advisor will solve for the indicative contingent coupon rate. Please note, the trigger price will
always equal the coupon barrier.
For purposes of this example investment, we will assume that you selected a trigger price and coupon barrier equal to 80%
of the initial price of the underlying equity.
We will also
assume that your financial advisor solved for an indicative
contingent coupon rate range of between 10.00% and
14.00% per annum (a contingent coupon of between 2.50%
and 3.50% per quarter).
4) Agree on indicative terms and review the
preliminary terms supplement
If you are satisfied with the parameters for your security, your financial advisor will e-mail you a preliminary terms
supplement summarizing the key terms, conditions and risks
for your security. The preliminary terms supplement should be read in conjunction with the base offering documents
including this investment guide. In the preliminary terms
supplement, either the contingent coupon rate or the trigger price (and therefore the coupon barrier) will be represented by an indicative range (depending on which parameter your
financial advisor solved for).
For purposes of this example investment, we will assume that the preliminary terms supplement shows a range on the
contingent coupon rate of between 10.00% and 14.00% per
annum, equal to a contingent coupon of between 2.50% and
3.50% per each quarterly observation period.
If you want to receive the top end of the contingent coupon
rate range or bottom of the trigger price (and therefore the coupon barrier)  range your financial advisor solved for,
you must confirm your order within 20 minutes of when your
financial advisor generated the indicative terms. Otherwise, the final parameter will be set within the indicated range after you confirm your order with your financial advisor based on
market conditions at that time.
For purposes of this example investment, we will assume that you do not confirm your order within 20 minutes of when your financial advisor generated the indicative terms and that the contingent coupon rate will be set within the indicated range after you confirm your order.
5) Confirm your order with your financial advisor
The deadline for your financial advisor to generate terms and send you the preliminary terms supplement is 2pm Eastern
time. The deadline to place an order is 3pm, Eastern time, on the same day you receive the preliminary terms supplement
for your security. This day will become the trade date for your security. Because you have a limited amount of time to review the preliminary terms supplement and accept the terms of
your security, you should carefully review the base offering documents and be comfortable with the features and risks of
Trigger Phoenix Autocallable Optimization Securities prior to considering your first transaction.
The minimum issue size for creating a security is $100,000,
while the maximum issue size is $4 million. When deciding
how much to invest in any individual security, consider your market exposure to the underlying equity and your overall
credit exposure to UBS. Generally, you should not invest more in a security than you would be willing to invest directly in the underlying equity. You should also consider your credit
exposure to UBS across your entire portfolio and whether an
investment in the securities might cause you to be overly
concentrated in UBS credit risk.
For purposes of this example investment, we will assume that you confirm an order with your financial advisor to invest
$100,000 in the security.
6) The final terms for your security are set
The initial price of the underlying equity will be set equal to the closing price of the underlying equity on the trade date.
The trigger price and coupon barrier will be set below the
initial price as indicated in the preliminary
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Trigger Phoenix Autocallable Optimization Securities
terms supplement. The contingent coupon rate will be set
within the range indicated in the preliminary terms
supplement. These final terms for your security will be
e-mailed to you in a final terms supplement.
For purposes of this example investment, we will assume that the initial price of the underlying equity is $25.00, the trigger price and coupon barrier are $20.00 (80% of $25.00) and the
contingent coupon rate is set within the range indicated in
your preliminary terms supplement at 12.00% per annum
(equivalent to 3.00% per quarterly observation period).
7) The value of your security prior to maturity
You should be prepared to hold your securities to maturity. If you wish to sell your securities prior to maturity, you should be aware that the value of your securities will fluctuate based on a number of factors, including the performance of the
underlying equity, time remaining to maturity, the implied
volatility of the underlying equity, dividends paid on the
underlying equity, market interest rates, the creditworthiness of UBS and the fees embedded in the price of your securities.
Generally, you should not expect upside movements in the
underlying equity to coincide with similar movements in the
value of the securities due to limitations on your return
potential from the contingent coupon and other factors. On
the other hand, declines in the price of the underlying equity may have a significantly negative effect on the value of your securities. Prior to maturity, the market value of your
Hypothetical security terms
Issuer
UBS AG
Maturity
1 year
Selected by you.
Observation frequency
Quarterly
Selected by you.
Underlying equity
XYZ common stock
Selected by you.
Total principal amount
$100,000
Selected by you.
Principal amount
$10.00 per security
Initial price
$25.00 per security
The closing price of the underlying equity on the trade date.
Trigger price
$20.00
Equal to 80% of the initial price as selected by you.
Coupon barrier
$20.00
Equal to the trigger price.
Contingent coupon rate
12% per annum (3.00% contingent
coupon per quarter)
Within the range indicated in the preliminary terms
supplement.
securities may be significantly less than the principal amount even if the price of the underlying equity is equal to or greater than the trigger price. UBS expects to maintain a market in its securities for clients who wish to sell their securities prior to maturity. However, UBS is under no obligation to repurchase
your securities, and the price you receive from UBS may be at a discount to the market value of your securities. Because you may not be able to sell your securities prior to maturity, you should be prepared to hold your securities to maturity. If you are able to sell your securities prior to maturity, you may incur a substantial loss even if the price of the underlying equity is equal to or greater than the trigger price at that time.
8) The payment upon quarterly observation dates and
at maturity
The return on your securities will depend on whether the
closing price of the underlying equity on each observation
date is  equal to or greater than the coupon barrier or initial price. If not previously called, the return on the securities depends on whether the final price of the underlying equity on the final valuation date is below the trigger price. Please
remember that any payment on a security, including any
repayment of principal, is subject to the creditworthiness of
UBS. If UBS is unable to repay its obligations when due, you may lose some or all of your investment in the securities.

Scenario 1: The closing price of XYZ stock on the first
observation date is $27.00 (an 8% increase from the initial
price).
Because the closing price of XYZ stock on the observation is equal to or greater than the initial price, UBS will automatically call the securities and pay you the principal amount of the
securities plus the contingent coupon for the first quarterly observation period, which is equal to 3.00%. You will receive a total of $10.30 per security (or $103,000 total), and the return on your investment would be 3.00%.
Scenario 2: On the first observation date, the closing price of
XYZ stock is $18.00. On the second observation date, the
closing price of XYZ stock is $23.00. On the third observation date, the closing price of XYZ stock is $25.00.
On the first two observation dates, the closing price of XYZ stock is below the initial price and your securities are not called. In addition, you will not receive a contingent coupon for the first observation period because the closing price of XYZ stock on the first observation date was below the coupon
barrier of $20.00. You will receive the contingent coupon of
3.00% for the second period, equal to $0.30 for each security
(or $3,000 total). Following the third observation date, your securities will be called because the closing price of XYZ stock on that date is equal to the initial price. UBS will pay you the contingent coupon of 3.00% for the third period as well as
your principal amount, equal to $10.30 per security (or
$103,000 total). The return on your investment is 6.00%,
which is equal to the two contingent coupons UBS has paid
you.
Scenario 3: On all four quarterly observation dates, XYZ stock is below the initial price but above the coupon barrier. The final price of XYZ stock is $22.00 (a 12% decline from the
initial price).
Even
though
the
final
price
of
XYZ
stock
is
less
than
the
initial
price, the final price of XYZ stock is greater than the trigger price. In this scenario, UBS will repay the full principal amount of the security at maturity ($10.00 per security or $100,000 total). In addition, because XYZ stock is above the coupon
barrier on each quarterly observation date, you receive all four contingent coupons, each equal to $0.30 per security ($3,000 total per observation period). The return on your investment is
12.00%, which is equal to the four contingent coupons UBS
has paid you.
Scenario 4: On each of the four quarterly observation dates, the closing price of XYZ stock is below $20.00. The securities were not called prior to maturity and the final price of XYZ stock is $15.00 (a 40% decline from the initial price).
Because the closing price of XYZ stock is below the coupon
barrier on each of the four quarterly observation dates, you do not receive any contingent coupons. In addition, because the final price of XYZ stock is less than the trigger price, you will be exposed to the full decline in the underlying equity and UBS will repay less than the full principal amount at maturity ($6.00 per security or $60,000 total). You would have lost 40% of
your investment.
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Hypothetical payout on your $100,000 investment
If not previously called:
1
st
observation
date
2
nd
observation
date
3
rd
observation
date
4
th
observation
date/Final
valuation date
Closing
price
Payment*
Payment*
Payment*
Payment on
maturity date*
…
…
…
…
…
$30.00
$103,000
$103,000
$103,000
$103,000
$29.00
$103,000
$103,000
$103,000
$103,000
$28.00
$103,000
$103,000
$103,000
$103,000
$27.00
$103,000
$103,000
$103,000
$103,000
$26.00
$103,000
$103,000
$103,000
$103,000
Initial price*
$25.00
$103,000
$103,000
$103,000
$103,000
$24.00
$3,000
$3,000
$3,000
$103,000
$23.00
$3,000
$3,000
$3,000
$103,000
$22.00
$3,000
$3,000
$3,000
$103,000
$21.00
$3,000
$3,000
$3,000
$103,000
Trigger price/coupon
barrier
$20.00
$3,000
$3,000
$3,000
$103,000
$19.00
not called
not called
not called
$76,000
$18.00
not called
not called
not called
$72,000
$17.00
not called
not called
not called
$68,000
$16.00
not called
not called
not called
$64,000
$15.00
not called
not called
not called
$60,000
…
not called
not called
not called
…
$0.00
not called
not called
not called
$0
*
The
securities
will
be
called
if
the
closing
price
of
the
underlying
equity
on
an
observation
date
is
equal
to
or
greater
than
the
initial
price.
Once
called, you will not receive any further payments on the securities.
Summary
Trigger Phoenix Autocallable Optimization Securities are
designed to provide contingent coupons for investors who
believe an individual equity’s price will be range-bound or
increase during the term of the securities. The securities are for investors willing to accept the downside market risk of
individual equities, subject to a trigger feature which may
potentially limit exposure to negative market returns at
maturity. Therefore the securities are not meant to be
substitutes for traditional fixed income investments. By using
UBS Equity Investor, your financial advisor can customize
Trigger Phoenix Autocallable Optimization Securities for you
across specified parameters to help you meet your investment goals. However, investing in Trigger Phoenix Autocallable
Optimization Securities involves significant risks and
considerations that you should understand. We discuss some
of these key investment risks in the next section of this guide.

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Trigger Phoenix Autocallable Optimization Securities

Key investment risks
Issuer credit risk
Trigger Phoenix Autocallable Optimization Securities are
unsubordinated, unsecured debt obligations of UBS AG. Any
payment on a security, including payments in respect of an
automatic call, contingent coupons or any contingent
repayment of principal, is subject to the creditworthiness of
UBS. If UBS is unable to pay its obligations as they come due, you may lose some or all of your investment in your security.
Risk of loss
You may be exposed to the downside market risk of the
underlying equity and may lose all or a substantial portion of your investment depending on how much the underlying
equity declines. Generally, the higher the contingent coupon rate is on a security, the greater the risk of loss will be on the security.
Potential returns are limited
Potential returns are limited to the contingent coupon rate and the number of observation dates on which a contingent
coupon is payable. You may not receive any contingent
coupons and you will not participate in any appreciation of the underlying equity, even though you will be subject to the risk of a decline in the price of the underlying equity.
Call risk / Reinvestment risk
If the securities are called before maturity, you may not be able to reinvest the proceeds in similar securities with similar terms.
Fair value considerations
The issue price you pay for the securities will exceed their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, UBS will determine the
estimated initial value of the securities by reference to its internal pricing models and it will be set forth in the relevant final terms supplement. You will also receive an indicative
range for the estimated initial value in the preliminary terms supplement. These pricing models incorporate, among
other variables, an internal funding rate that is typically lower than the rate UBS pays on conventional debt of a similar term.
Use of an internal funding rate generally reduces the
economic value of the securities and may adversely affect any secondary market pricing on the securities.
Performance prior to maturity
In addition to the performance of the underlying equity, fees embedded in the issue price of a security and market factors that influence the price of bonds and options generally will also influence the value of a security prior to maturity.
Therefore, the market value of a security prior to maturity
may be less than its issue price even if the underlying equity has increased and may be substantially different than the
payment expected at maturity. You must hold your security
until automatically called or to maturity to receive the stated
payout, including any repayment of principal.
No guarantee of liquidity
No offering of the securities will be listed or displayed on any securities exchange or any electronic communications
network. A secondary trading market for the securities may
not develop. UBS Securities LLC and other affiliates of UBS
may make a market in the securities, although they are not
required to do so and may stop making a market at any time.
The price, if any, at which you may be able to sell your
securities prior to maturity could be at a substantial discount from the issue price to public and to its intrinsic economic value; and as a result, you may suffer substantial losses.
No dividends or voting rights
In owning a security rather than owning the underlying equity directly, you give up certain benefits associated with direct ownership. If the underlying equity pays a dividend, that
dividend will not be paid out to you. You also will not have voting rights that direct owners may have.
Investing in Trigger Phoenix Autocallable Optimization Securities involves significant risks. Below, we summarize some of the key risks. However, prior to investing in any securities, you should carefully review the more detailed discussion of risks in the base offering documents and in the preliminary terms supplement you receive from your financial advisor.
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Autocallable
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Potential conflicts
UBS and its affiliates may play a variety of roles in
connection with a security, including acting as
calculation agent and hedging UBS' obligations under
the security. In performing these duties, the economic
interests of the calculation agent and other UBS
affiliates may be adverse to your interests as a security
investor. Additionally, our affiliates will derive
compensation from sales of the securities.
Taxation
The tax treatment of a security is complex. The
offering documents contain a tax disclosure discussing
the expected federal income tax consequences of
investing in a security. Significant aspects of the tax
treatment of a security may be uncertain. UBS Financial
Services Inc. and its employees do not provide tax
advice. You should consult your own tax advisor about
your own tax situation before investing in any
securities.

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Trigger Phoenix Autocallable Optimization Securities

Where to find additional information

For additional information about UBS AG, the issuer of the securities, please visit the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. You can also find additional information at www.ubs.com/investors.

In the prospectus supplement, of which this investment guide is an annex, (and which also includes a sample final terms supplement), you will find links to the product supplement and the base prospectus (collectively, with the prospectus supplement, the base offering documents) for the securities, which you should read and understand prior to investing in any securities. To get back to the beginning of the prospectus supplement, click here. The other base offering documents are available on page ii of the prospectus supplement.

Your financial advisor can also send you physical copies of these documents free of charge.

Trigger Phoenix Autocallable Optimization Securities |  B-16

Calculation agent
UBS Securities LLC is the calculation agent for the securities.
The calculation agent may have considerable discretion in
calculating the amounts payable in respect to the securities, and you should be aware of potential conflicts of interest
between the calculation agent's role and your interest as a
holder of the securities prior to making an investment.
Contingent coupon rate
The contingent coupon rate is a per annum percentage that
expresses the rate at which the potential contingent coupons will be made.
Coupon barrier
The coupon barrier is the price at or above which the
underlying equity must close on an observation date in order to receive a contingent coupon for the applicable observation period. The coupon barrier is always equal to the trigger price.
Final price
The final price is the closing price of the underlying equity on the final valuation date, as determined by the calculation
agent.
Final valuation date
The final valuation date is disclosed in the preliminary terms supplement you receive. The final valuation date may be
subject to postponement if certain market disruption events
occur.
Final terms supplement
The final terms supplement is the prospectus that summarizes the final terms of your security and will be e-mailed to you on the trade date after the final terms for your security are set.
Initial price
The initial price is the closing price of the underlying equity on the trade date, as determined by the calculation agent. Since you must place your order before the market closes on the
trade date, you will not know the exact initial price when you place your order, but it will be disclosed in the final terms supplement you receive.
Issue price
The issue price is the price you pay for your security. The
issue price per security will be $10.00.
Implied volatility
Implied volatility is a forward-looking measure of an equity’s price variation that is derived from the market price of options on that equity.
Glossary
Maturity date
The maturity date is the date on which UBS will pay you the
cash you may be owed in accordance with the terms of your
security if the security has not previously been called. UBS may also pay you the final contingent coupon on the maturity date. The maturity date will be disclosed in the preliminary terms supplement and is typically five business days after the final valuation date. The maturity date may be postponed if
the final valuation date is postponed.
Observation date(s)
The date or dates on which the closing price of the underlying equity is observed to determine if your securities will be
automatically called and if UBS will pay a contingent coupon.
The last observation date for your security is also the final valuation date.
Observation period(s)
An observation period is the period between two observation
dates.
Preliminary terms supplement
The preliminary terms supplement is the supplement that
summarizes the preliminary terms and conditions of your
security as well as certain key risks.  You must review and
confirm the preliminary terms with your financial advisor
before placing your order for your security.
Trade date
The trade date is the date on which you place your order for a security. On this date, the trade is executed and the initial price, contingent coupon rate and trigger price of your
security are fixed.
Trigger price
A feature designed to potentially limit some downside
exposure to the negative returns of an underlying equity at
maturity. The trigger price is a specified price of the
underlying equity that is below the initial price set forth in the applicable final terms supplement.
Underlying equity
The underlying equity may be the common stock or American
depository share of a specific company or the share of an ETF.

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Trigger Phoenix Autocallable Optimization Securities
UBS Financial Services Inc. is a subsidiary of UBS AG.